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                          STRADLEY RONON STEVENS & YOUNG
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                          2600 One Commerce Square
                          Philadelphia, Pennsylvania 19103-7098
                          (215) 564-8000
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                          Fax: (215) 564-8120


Direct Dial: (215) 564-8047

                          December 18, 1995


1838 Investment Advisors Funds
1838 International Equity Fund
Five Radnor Corporate Center
Suite 320
100 Matsonford Road
Radnor, PA 19087

Re: 1838 INTERNATIONAL EQUITY FUND


Gentlemen:

    We have examined the Agreement and Declaration of Trust of 1838 Investment Advisors Funds (the "Trust"), a Delaware business Trust, the by-laws of the Trust, its form of certificate of beneficial interest, and the various pertinent trust proceedings we deem material. We have also examined the Notification of Registration and the Registration Statement under the Securities Act of 1933 ("Securities Act") and the Investment Company Act of 1940 ("Investment Company Act"), as well as other items we deem material to this opinion.

    You have now advised us that the Trust is about to file, pursuant to the provisions of Rule 24f-2 under the Investment Company Act, a Notice for the purpose of registering under the Securities Act the 1,742,436 shares of beneficial interest sold by 1838 International Equity Fund, a series of the Trust, pursuant to Rule 24f-2 during its fiscal year ending October 31, 1995. You have informed us that the shares were sold in accordance with the Trust's usual method of distributing its shares whereby currently effective prospectuses are made available for delivery to offerees and purchasers of shares in accordance with Section 5(b) of the Securities Act.

    Based upon the foregoing information and examination, it is our opinion that the 1,742,436 shares of beneficial interest in the Trust, sold in the fiscal year ending October 31, 1995, pursuant to Rule 24f-2, have been legally issued and are fully-paid, non-assessable and legally outstanding shares of beneficial interest of the Trust.

    We hereby consent to the use of this opinion as an exhibit to the Notice under Rule 24f-2 of the Trust, covering the registration of the said shares under the Securities Act and the applications and registration statements, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the Prospectus of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.


                                            Very truly yours,

                                            STRADLEY, RONON, STEVENS & YOUNG

                                            By: /s/ Joseph V. Del Raso
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                                                   Joseph V. Del Raso



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